Exhibit 99.(a)(15)

Certificate of Establishment and Designation

CREDIT SUISSE OPPORTUNITY FUNDS

Certificate of Designation of Series

of

Credit Suisse Liquid Alternative Index Fund

The undersigned trustees, constituting at least a majority of the trustees of Credit Suisse Opportunity Funds, a Delaware statutory trust (the “Trust”), do hereby establish and designate pursuant to Sections 6.2 and 11.3 of the Declaration of Trust of the Trust dated May 31, 1995, as amended to date (the “Declaration”) a Series of the Trust to be known as Credit Suisse Liquid Alternative Index Fund (the “Designated Series”).

1.             Rights, Preferences and Characteristics.  The Designated Series shall have the relative rights, preferences and characteristics described in the Declaration and the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the Designated Series.  Any rights, preferences, qualifications, limitations and restrictions with respect to Series generally that are set forth in the Declaration shall apply to the Designated Series unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

2.             Authorization of Officers.  The officers of the Trust are authorized and directed, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.

3.             Incorporation of Defined Terms.  Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Declaration.

IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Establishment and Designation in accordance with Section 3811(a)(2) of the Act.

/s/Enrique R. Arzac
Enrique R. Arzac, as Trustee

/s/Jeffrey E. Garten
Jeffrey E. Garten, as Trustee

/s/Peter F. Krogh
Peter F. Krogh, as Trustee

/s/Steven N. Rappaport
Steven N. Rappaport, as Trustee